UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 31, 2005, Portal Software, Inc. (the “Registrant”) announced preliminary unaudited financial results for its first quarter ended April 29, 2005, second quarter ended July 29, 2005 and an update on the Registrant’s fourth quarter fiscal year end 2005. A copy of the press release issued by the Registrant concerning the foregoing preliminary unaudited financial results is furnished herewith as Exhibit 99.1.

The Registrant will discuss its SEC filing status and updated fourth quarter fiscal 2005 results, as well as its preliminary, unaudited first and second quarter fiscal 2006 financials, plus other financial and business information in a conference call and audio web cast on Wednesday, August 31, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific).

To access the investor call, please dial one of the following numbers at 4:50 p.m. Eastern (1:50 p.m. Pacific) on August 31, 2005: (800) 706-3415 (inside the U.S.) or (706) 634-1314 (outside of the U.S.). A telereplay will be available until September 7, 2005 by calling (800) 642-1687 (inside the US) or (706) 645-9291 (outside the US). The telereplay passcode is 8998790. Additionally, an archive of the webcast will be available for one year. To listen to the archived webcast use the following URL: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=64835&eventID=1125240

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated August 31, 2005, updating the Registrant’s fourth quarter fiscal year end 2005, and reporting the preliminary unaudited financial results of its first quarter fiscal year 2006 and second quarter fiscal year 2006 (furnished and not filed herewith pursuant to Item 2.02).

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: August 31, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 31, 2005, updating the Registrant’s fourth quarter fiscal year end 2005, and reporting the preliminary unaudited financial results of its first quarter fiscal year 2006 and second quarter fiscal year 2006 (furnished and not filed herewith pursuant to Item 2.02).